Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brian Roberts, the President, Chief Executive Officer, Principal Executive Officer and a director of Ruby Creek Resources Inc., and Ian Foreman, the Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director of Ruby Creek Resources Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB of Ruby Creek Resources Inc., for the quarterly period ended February 28, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Ruby Creek Resources Inc..

Date:     April 13, 2007.
/s/ "Brian Roberts" _____________________________________ Brian Roberts President Chief Executive Officer, Principal Executive Officer and a director Date: April 13, 2007.
/s/ "Ian Foreman" _____________________________________ Ian Foreman Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director Date: April 13, 2007.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Ruby Creek Resources Inc. and will be retained by Ruby Creek Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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